                                                                     EXHIBIT 3.3


     Dated the ........................day of.....................19.....




                      COLLINS FOODS INTERNATIONAL PTY LTD

                              A.R.B.N. 009 980 250

                  AND THE OTHER COMPANIES LISTED IN SCHEDULE A

                                In Account with

                          WESTPAC BANKING CORPORATION
                              A.R.B.N. 007 457 141





                         UNLIMITED CROSS GUARANTEE AND
                      INDEMNITY AND NEGATIVE PLEDGE WITH
                           FINANCIAL RATIO COVENANTS


                    BY THE GUARANTORS LISTED IN SCHEDULE A

                         UNLIMITED CROSS GUARANTEE AND
                         -----------------------------
                      INDEMNITY AND NEGATIVE PLEDGE WITH
                      ----------------------------------
                           FINANCIAL RATIO COVENANTS
                           -------------------------


THE GUARANTEES, INDEMNITIES, NEGATIVE PLEDGES AND FINANCIAL RATIO COVENANTS IN THIS AGREEMENT ARE GIVEN

BY    EACH OF THE COMPANIES LISTED IN SCHEDULE A (each, a "GUARANTOR")

TO WESTPAC BANKING CORPORATION (ARBN 007 457 141) ("WESTPAC") of 18th Floor, 260 Queen Street, Brisbane, Queensland

FOR the liabilities and obligations to Westpac of EACH OTHER OF THE COMPANIES LISTED IN SCHEDULE A (each, a "CUSTOMER") on the conditions set out in this Agreement

IN EXCHANGE FOR Westpac providing or continuing credit to one or more (whether jointly or severally) of the Customers, or not taking immediate action to enforce those Customers' obligations to Westpac.

THE LIABILITIES AND OBLIGATIONS WHICH THE GUARANTORS GUARANTEE TO WESTPAC ARE:

All liabilities and obligations of the Customer to Westpac of any kind and for any reason, now or in the future, whether or not currently contemplated, including where Westpac obtains rights because of an assignment or transfer

(as amended, the "GUARANTEED OBLIGATIONS") and all money which the Customer may owe to Westpac, now or in the future, for any reason under or in relation to the Guaranteed Obligations, whether the money is or becomes owed:

(a) by the Customer alone, or together with one or together with one or more others, or

(b)  actually or contingently,

(including amounts referred to in Clause 1) (the "GUARANTEED MONEY").

Each Guarantor's liability as guarantor under this Agreement is unlimited.

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

1.  DEFINITIONS

In this Agreement:

"ADMINISTRATION" includes bankruptcy, administration arising out of mental illness or incapacity, administration of an insolvent estate, administration of a corporation, arrangement, receivership or winding up, dissolution or anything similar.

"AGREEMENT" includes any document or instrument of any kind, any deed, agreement or arrangement.

"ANYONE" includes without limitation anyone who signs this Agreement, the Customer or anyone else who gives a Security.

"AUTHORISATION" includes any consent, registration, filing, lodgment, agreement, certificate, notarisation, permission, licence, approval, authority or exemption, from by or with any Governmental Agency. Where a Governmental Agency can prohibit or restrict something if it acts within a specified period after formal notification of it (for example lodgment, registration or filing), Authorisation includes the expiry of that period without that action.

"BANK DOCUMENT" means this Agreement, any agreement the performance of which is secured or guaranteed by this Agreement, any agreement that documents the terms of any Finance Debt between Westpac and any one or more Guarantors, any Security, or any agreement or document issued under or entered into in connection with any of them including without limitation any subordination agreement. It includes any amendment or replacement of any of them.

"BILL FACILITY" means the bill acceptance and discount facility described in the agreement between CFI, Collins Finance and Management Pty Ltd A.C.N. 009 996 721 and Westpac and dated on or about the date of this Agreement.

"CFI" means Collins Foods International Pty Ltd A.R.B.N. 009 980 250.

"CFI GROUP" means CFI and its subsidiaries.

"EBIT" means in respect of any 12 month period, the consolidated operating profit before tax, abnormal items, extraordinary items and Interest Expense in respect of that period for the CFI Group and the SIM Group, determined in accordance with generally accepted accounting principles and by reference to the information provided to Westpac under paragraphs 121(a)(iv), (v), (x) and (xi).

"EVENT OF DEFAULT " has the meaning given in clause 13 below.

"FINANCE DEBT" includes any indebtedness, present or future, actual or contingent in relation to money borrowed or raised or any other financing. It includes any such indebtedness under or in respect of any of the following: a Guarantee, a discounting arrangement, a Finance Lease, deferred purchase price (for more than 90 days), or an obligation to deliver property or provide services paid for in advance by a financier. It also includes exposure under any interest, commodity, securities, index, or currency exchange, option, hedge, swap or other similar arrangement.

"FINANCE LEASE" means a Lease which under Australian Accounting Standard 17 is (or would if that Standard was applied to the relevant company or the Lease was regarded as a "lease" for the purposes of that Standard be) regarded as a finance lease or which under any other applicable Accounting Standard would be regarded as a finance lease.

"FRANCHISOR" means a franchisor under any franchise agreement to which a Relevant Company is a party.

"GOVERNMENTAL AGENCY" means any government or any governmental, semi-governmental, statutory, judicial entity or authority. It includes any self-regulatory organisation established under statute and any stock exchange.

"GUARANTEE" means any guarantee, indemnity, letter of comfort or other assurance against loss. It includes any obligation to be responsible for the solvency or financial condition of another party, or for payment of a debt or obligation of another party, either directly or indirectly (for example, by acquiring the debt or obligation). "GUARANTEED" has a corresponding meaning.

"GUARANTEED MONEY" includes at any time:

(a) money which the Customer would have owed Westpac under or in relation to the Guaranteed Obligations but for some reason as described in Clause 9;

(b) money which the Customer is or may become liable to pay to Westpac as surety for the liabilities of another person;

(c) money owed because of an assignment to Westpac;

(d) money which will become payable to Westpac by the Customer only if particular circumstances occur, even though the Customer may not at a particular time be under an existing obligation to pay that money (for example damages or compensation).

"GUARANTEED OBLIGATIONS" includes at any time obligations and liabilities which the Customer would have owed Westpac but for some reason as described in Clause 9.

"GUARANTOR" means any party which gives any Guarantee or Security Interest in relation to the obligations of a Customer to Westpac now or in the future.

"INTEREST EXPENSE" means all gross interest expenses and all other outgoings in the nature of interest (including, without limitation, Finance Lease charges) incurred by CFI Group and SIM Group in respect of Total Group Debt as disclosed by the Latest Financial Information.

"LATEST FINANCIAL INFORMATION" means the most recent consolidated or aggregated (as the case may be) financial information (after making such adjustments as in the opinion of CFI's auditor or, as the case may be, SIM's auditor, are necessary for the proper determination of the financial condition of CFI Group or SIM Group) as at or prior to the date at which an examination is being made to determine Tangible Net Worth, Total Liabilities or Total Tangible Assets for the purposes of this Agreement.

"LEASE" means:
(a) any lease, charter, hire purchase or hiring arrangement of any property;

(b) any other agreement under which any property is or may be used or operated by a person other than the owner; or

(c) any agreement or arrangement under which any property is or may be managed or operated for or on behalf of the owner or another person by a person other than the owner, and the operator or manager or its related body corporate (as defined in the Corporations Law) (whether in the same or another agreement or arrangement) is required to make or assure minimum, fixed and/or floating rate payments of a periodic nature.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of the Relevant Companies on a consolidated basis, their ability to meet their payment obligations under the Bank Documents, or the Security.

"OPERATING LEASE" means a Lease which under the Australian Accounting Standard 17 is (or would if that Standard was applied to the relevant Company or the Lease was regarded as a 'lease' for the purposes of that Standard) regarded as an operating lease or which under any other applicable Accounting Standard would be regarded as an operating lease.

"POTENTIAL EVENT OF DEFAULT" means any event, thing or circumstance which with the giving of notice or passage of time or both would become an Event of Default. It includes any breach of a Bank Document.

"REFERENCE LENDING RATE" means the rate Westpac regularly publishes in major metropolitan newspapers as its "Reference Lending Rate" or such other rate as may supercede its Reference Lending Rate.

"RELEVANT COMPANY" means any Guarantor or Customer or any Subsidiary of any of them.

"SECURITY" is any Security Interest, claim or other right held by Westpac from or against the Customer or anyone else in relation to the Guaranteed Obligations or the Guaranteed Money, now or in the future. It includes the rights against any Guarantor under this Agreement.

"SECURITY INTEREST" includes any mortgage, pledge, lien, charge or other security or any arrangement which gives a creditor a preferential right to an asset or its proceeds.

"SERP GUARANTEE" means the guarantee given or to be given to Rushton O. Backer, Robert Barrett, Richard R. Bermingham, Lee Clancy, Thomas L. Gregory, Michael Minchin, William R. Scarpino, James A. Collins and Benjamin Stone under Sizzler International Inc.'s Sixth Amended Plan of Reorganisation under Case number SV 96-16075-AG in the United States Bankruptcy Court Central District of California.

"SIM" means Sizzler International Marks Inc.

"SIM GROUP" means SIM and its subsidiaries."SUBSIDIARY" of a corporation is an entity whose accounts are included in that corporation's consolidated accounts.

TANGIBLE ASSETS means all assets other than future tax benefits, goodwill, patents, trademarks, trade names, design rights, franchises, underwriting and formation expenses and other items of a like nature which according to current accounting practice are regarded as intangible assets.

TANGIBLE NET WORTH means at any time the consolidated shareholder's funds of CFI Group and SIM Group as disclosed by the Latest Financial Information, but excluding:

(a) all intangible assets;

(b) all future tax benefits;

(c) all deferred income tax liabilities; and

(d) all minority interests.

TOTAL GROUP DEBT means at any time the aggregate amount (as disclosed by the Latest Financial Information) of all outstanding Finance Debt of CFI Group and SIM Group other than trade creditors, TNA's (Transaction Negotiation Authorities), Cheque Cashing Authorities and Finance Debt owing to Sizzler International Inc. or any of its subsidiaries which is subordinated to monies owing to Westpac.

TOTAL LIABILITIES means at any time the aggregate amount (as disclosed by the Latest Financial Information) of all secured and unsecured liabilities of CFI Group and SIM Group.

TOTAL TANGIBLE ASSETS means at any time the aggregate of the book values of all Tangible Assets of CFI Group and SIM Group as disclosed by the Latest Financial Information.

"VERIFICATION CERTIFICATE" means a certificate described in any Bank Document and given by a director or secretary of any Guarantor confirming the matters described therein.

Where an EXAMPLE is given, it does not limit what else might be included.

Unless otherwise stated all references to MONEY are references to Australian dollars.

References to ANY DOCUMENT include references to the document as varied, supplemented or novated.

References to any GENDER include all genders.

References to PERSONS include references to any entity including without limitation any individual or body corporate.

References to the PLURAL include the SINGULAR and vice versa.

                     CONDITIONS OF GUARANTEE AND INDEMNITY
                     -------------------------------------

2.  GUARANTEE

The Guarantor guarantees to Westpac that the Customer will:

(a) pay to Westpac on time all the Guaranteed Money, and

(b) perform the Guaranteed Obligations.

If the Customer does not pay an amount of the Guaranteed Money when it is due, Westpac may demand that the Guarantor pay that amount. The Guarantor must then immediately pay that amount to Westpac. Westpac can make any number of demands and demand can be made:

(c) for all or part of the Guaranteed Money; and

(d) even if Westpac does not take action to recover the Guaranteed Money from the Customer.

3.  EXTENT OF GUARANTEE

This Agreement is a guarantee for the full amount of the Guaranteed Money and is a principal obligation and shall not be treated as ancillary or collateral to any other right or obligation.

4.  CONTINUING GUARANTEE

The Guarantor's obligations under this Agreement are continuing. Even though Westpac receives payments from or makes arrangements with the Customer or anyone else, the Guarantor is still liable for the Guaranteed Money and the Guaranteed Obligations now and in the future.

The guarantee hereunder is a guarantee of payment, and not merely of collectibility, and may be enforced against any Guarantor without first proceeding against the Customer or any collateral for or other guarantees of the Guaranteed Obligations.

5.  INSOLVENCY

If:

(a) the Customer or anyone goes into Administration, and

(b) in the Administration, Westpac makes a claim which in any way relates to any of the Guaranteed Money or other money owed to Westpac by the Customer,

then if Westpac receives money as a result of making such a claim or for any other reason, it may set that money aside.

Westpac need not use the money set aside to pay the Guaranteed Money until it has received enough in respect of the Guaranteed Money (including the amount set aside) to pay all of the Guaranteed Money. Until that happens, the Guarantor is fully liable for the Guaranteed Money, as if Westpac had not received the money set aside.

Until the Guaranteed Money has been irrevocably paid and discharged in full, the Guarantor shall not be entitled either directly or indirectly to prove in any Administration of the Customer or claim or receive any benefit of any such Administration.

6.  VARIATION OF ARRANGEMENTS WITH CUSTOMER

This Agreement applies automatically to all dealings between Westpac and the Customer, whether or not those dealings increase the Guarantor's liability and whether or not Westpac notifies, or obtains the consent of, the Guarantor including:

(a) a change in the Guaranteed Obligations or Guaranteed Moneys, or

(b) new or replacement obligations.

7.  UNCONDITIONAL OBLIGATION

The Guarantor's liability under this Agreement is unconditional. It is not affected by anything which might release the Guarantor from or limit all or part of its obligations, including if:

(a) Westpac does not exercise any of its Security or rights against the Customer or anyone,

(b) Westpac makes any arrangement, transaction or compromise with the Customer or anyone, including one which varies, takes away or limits its Security or rights or its freedom to exercise them,

(c) Westpac gives the Customer or anyone a full or partial discharge or release or time to pay or any other concession,

(d) this or any document or Security is temporarily or permanently unenforceable, is not taken by Westpac, is lost, is not signed by anyone or is not binding on anyone intended to give a Guarantee or Security,

(e) there is a change in the nature or constitution of the Customer or anyone including its members,

(f) that or any other Guarantor, the Customer or anyone dies, becomes insolvent or incapacitated or goes into some form of Administration, or

(g) the Customer or anyone has any claim against Westpac.

8.  REFUND OF PAYMENTS

For some reason (for example, a law about Administration or directors' duties) Westpac may have to refund or give up any money which the Customer or anyone else has paid to it, or which it recovers in any way. If that happens the Guarantor owes Westpac all the money that it would have owed if the amount refunded or given up had never been paid to or received by Westpac. The Guarantor will do everything it can to restore to Westpac any rights against the Guarantor or its property which Westpac had before it received the money which it later had to refund or give up.

9.  INDEMNITY

If for any reason (for example, lack of capacity or authority, Administration, illegality or inadequate or improper execution or stamping):

(a) Westpac has no legal right to recover an amount of the Guaranteed Money from the Customer or enforce the Guaranteed Obligations, or

(b) the Customer is not bound by obligations that would otherwise have been Guaranteed Obligations or owe an amount that would otherwise have been included in the Guaranteed Money,

the amount will be taken to be part of the Guaranteed Money, and the Guarantor will pay it to Westpac whenever Westpac demands, and the obligations will be taken to be part of the Guaranteed Obligations. This applies even if Westpac knew or should have known of the problem, and even if, because of the problem, the Customer could never have been required to pay Westpac the amount. This is a principal and independent obligation.

10. OTHER SECURITY

Any other Security held by Westpac for all or part of the Guaranteed Money or the Guaranteed Obligations is independent of this Agreement. Nothing affecting any Security will affect the Guarantor's liability under this Agreement. Westpac can enforce this Agreement and any Security in any order it wishes, or can choose not to enforce any Security at all.

Until the Guaranteed Money is paid in full, the Guarantor cannot claim the benefit of, and has no right to, the Security held by Westpac.

                     NEGATIVE PLEDGE AND FINANCIAL RATIO
                     -----------------------------------
                                   COVENANTS
                                   ---------


11. REPRESENTATIONS AND WARRANTIES

Each Guarantor makes the following representations and warranties to the extent they relate to it.

(a) (STATUS) Each Relevant Company is incorporated in the place stated by the Guarantor to Westpac. Any Bank Document to which a Relevant Company is expressed to be a party is its binding obligation enforceable against it, and does not breach any document or agreement binding on it or any other Guarantor or Relevant Company or any law or the memorandum and articles of association or any other constituent documents of the Relevant Company.

(b) (AUTHORITY) It has the power to enter into each Bank Document to which it is a party and to carry out any transaction or obligation contemplated by it. Furthermore, no further corporate action is necessary for it to enter into the Bank Documents to which it is party and draw under any facility provided to it under a Bank Document. Each person held out in a Verification Certificate or other document signed by a secretary or director as having that authority, is authorised to sign a draw down or other notice on its behalf.

(c) (INFORMATION) All information provided by it to Westpac is or was true when given and is not misleading by omission or otherwise.

(d) (DISCLOSURE) It has no material obligation other than those incurred in the ordinary course of day to day trading (whether to pay money or otherwise and whether or not contingent) to any person outside of the CFI Group or the SIM Group which it has not disclosed in writing to Westpac prior to the date of this Agreement.

(e) (ACCOUNTS) Its holding company's most recent consolidated and unconsolidated accounts give a true and fair view under generally accepted accounting principles. There has been no material adverse change or Material Adverse Effect since the period they cover. They disclose all material Finance Debt and material contingent liabilities.

(f) (LITIGATION) No litigation, tax claim, dispute or other proceeding is current or, to its knowledge, threatened, which is likely to have a Material Adverse Effect.

(g) (NO TRUSTEE) No Relevant Company is a trustee, except for a Subsidiary which is a trustee of its superannuation funds and except for any implied constructive or resulting trust which arises under its ordinary course of business.

(h) (NO DEFAULT) There is no subsisting Event of Default, or Potential Event of Default.

(i) (OTHER SECURITY INTERESTS) The execution and performance of this Agreement and each other Bank Document to which it is a party does not result in a Security Interest (other than under a Bank Document) being created on, or a charge crystallising over, its or any other Guarantor's or Relevant Company's assets.

(j) (SOLVENCY) It is solvent and there are reasonable grounds to expect that, on execution of each Bank Document to which it is a party, it will continue to be able to pay all its debts as and when they become due and payable.

(k) (ENVIRONMENTAL LAW) No environmentally hazardous substance affects any of its property the subject of a Security in breach of any law or the requirements of any Governmental Agency.

Without limiting clause 121(a)(v)(B), the above representations and warranties are repeated on each day on which a Customer draws down or otherwise makes use of any facility provided by Westpac under a Bank Document.

12. UNDERTAKINGS

Each of SIM and CFI undertakes as follows unless Westpac otherwise consents in writing.

12.1  INFORMATION

(a) (INFORMATION) It will provide the following to Westpac:

    (i) Audited consolidated or aggregated (as the case may be) annual accounts (not later than 120 days from balance date);

    (ii) Consolidated or aggregated (as the case may be) annual three year projections and budgets (not later than 120 days from balance date);

    (iii) Consolidated or aggregated (as the case may be) semi-annual accounts (within 45 days after the end of the half); and

    (iv) Consolidated or aggregated (as the case may be) quarterly management accounts (within 30 days after the end of the quarter),

    which relate to CFI Group, SIM Group and the combined CFI Group and SIM
    Group,

    (v) a certificate by two of its directors (not later than 30 days from the end of each accounting quarter and on production of the audited consolidated and aggregated (as the case may be) annual accounts) including the following representations/information:

            (a) that nothing has occurred which constitutes an Event of Default or Potential Event of Default;

            (b) that the representations and warranties by each Guarantor in this Agreement are true as though they had been made at the date of the certificate in respect of the facts and circumstances then subsisting;

            (c) that it and each Guarantor has complied with and continues to comply with the financial undertakings in clauses 122 (Negative Pledges) and 123 (Financial Ratio Covenants); and

            (d) the CFI Group's and SIM Group's consolidated:

                (1) interest rate and foreign exchange exposures at the time of the report and details of hedging or other risk reduction strategies applied by management to the exposures;

                (2) balance sheet;

                (3) profit and loss account;

                (4) cash flow statement; and

                (5) performance against budget and revised forecast for the month, quarter, year to date and corresponding period of the preceding year,

            In the case of audited accounts, the certificate should have attached a certificate by the auditor as to compliance with the financial undertakings;

    (vi) details of any material property or real estate acquired or purchased by a Relevant Company;

    (vii) promptly, details of any actual or proposed sale of any asset the proceeds of which must be dealt with under clause 1.1(b)(ii) of the Bill Facility;

    (viii) promptly, all documents issued by it to any stock exchange or shareholders;

    (ix) promptly, details of any substantial dispute between a Relevant Company and a Governmental Agency, or a proposal by a Governmental Agency to acquire compulsory all or a substantial part of any Relevant Company's assets;

    (x) promptly, details of any substantial dispute between a Relevant Company and a Franchisor;

    (xi) promptly, notice of any litigation to which it or a Relevant Company is a party which may have a Material Adverse Effect;

    (xii)   promptly, any other information reasonably requested by Westpac;

    (xiii) promptly, any other information in relation to the CFI Group's and SIM Group's financial condition or business which Westpac may reasonably request; and

    (xiv) promptly, any correspondence between a Relevant Company and a Government Agency which is likely to have a material adverse affect on the CFI Group's or SIM Group's business or assets.

(b) (QUARTERLY MEETINGS) At Westpac's request, it will meet with Westpac quarterly to review the consolidated and aggregated quarterly management accounts (within 14 days after receipt by Westpac of the consolidated and aggregated quarterly management accounts);

(c) (NOTICE OF DEFAULT) It will immediately notify Westpac as soon as it becomes aware of any Event of Default or Potential Event of Default.

(d) (INSURANCE POLICIES) It will deliver to Westpac up-to-date copies of insurance policy(ies) insuring all assets forming part of Westpac's Security for full replacement value against fire and other risks duly signed by the insurance company(ies) and having the interest of Westpac noted as mortgagee.

12.2  NEGATIVE PLEDGES

(a) (NEGATIVE PLEDGE) It will not create or allow, nor permit any Relevant Company to create, or allow a Security Interest over any of its assets or enter any other transaction or arrangement which gives a creditor a preferential right to an asset owned or used by it except a lien or statutory charge which arises by operation of law in the ordinary course of its day to day business and does not secure Finance Debt, but only so long as it pays the amount secured promptly, except where that amount is being contested in good faith;

(b) (ASSETS) It will not dispose, nor permit any Relevant Company to dispose, of all or any part of its assets or an interest in them or agree or attempt to do so (whether in one or more related or unrelated transactions) except:

    (i)     disposals in the ordinary course of its day to day trading;

    (ii) in the case of a Guarantor which is not a member of the CFI Group, disposals to any Guarantor which has granted Westpac a charge over all its assets, to secure the same moneys as secured by this Agreement;

    (iii) in the case of a Guarantor which is a member of the CFI Group, disposals to any other Guarantor which is a member of the CFI Group and which has granted Westpac a charge over all its assets, to secure the same moneys as secured by this Agreement;

    (iv)    disposals of surplus assets no longer required for its business; or

    (v) disposals at arms length such that the aggregate disposals of CFI Group and SIM Group are not more than $1,000,000.00 in value in any financial year.

    Where a Subsidiary issues shares and its holding company does not acquire all of the shares, or a rateable portion of its shares according to its then shareholding, the holding company will be taken to have disposed of the shares that it does not acquire.

(c) (CHANGE OF BUSINESS) It will ensure that the Relevant Companies will not substantially change the nature of the main business or businesses carried on by them as a whole, and that no Relevant Company will take any action which would have that effect, whether by disposal, acquisition or otherwise.

(d) (NEW SUBSIDIARY) It will ensure that no Relevant Company will create or acquire a new subsidiary unless within 3 months that Subsidiary becomes a party to a Guarantee in relation to the Bank Documents satisfactory to Westpac, and provides evidence satisfactory to Westpac that it is bound by the Guarantee.

(e) (ARMS LENGTH DEALINGS) It will ensure that no Relevant Company will deal with any other party except at arms length for full commercial consideration in the ordinary course of business.

(f) (PARTNERSHIP) It will not enter into any partnership without Westpac's consent. For this purpose Westpac consents to the existing arrangements with Sizzler Steak Seafood Salad Pte Ltd in Singapore.

12.3  FINANCIAL RATIO COVENANTS

(a) It will maintain the following financial ratios on a combined CFI Group and SIM Group basis (unless Westpac otherwise agrees to vary them, whether temporarily or otherwise):

    (i) (EARNINGS GEARING) At any time, in respect of the previous 12 months, Total Group Debt to be not more than:

            (A) 4.5 times EBIT, until 30 April 1998, inclusive;
            (B) 3.0 times EBIT, from 1 May 1998 to 30 April 1999, inclusive; and
            (C) 2.5 times EBIT, thereafter.

    (ii) (EBIT/Interest Expense) At any time, in respect of the previous 12 months, EBIT to be not less than:

            (A) 2.0 times Interest Expense (until 30 April 1998, inclusive); and
            (B) 3.0 times Interest Expense (thereafter).

    (iii) (TOTAL LIABILITIES/TOTAL TANGIBLE ASSETS) At any time, Total Liabilities is not to exceed 60% of Total Tangible Assets.

12.4       FINANCIAL COVENANTS

(a) (CAPITAL OUTFLOW CAP) If:

    (i)    no Finance Debt is due under a Bank Document and is unpaid; and

    (ii) no Event of Default or Potential Event of Default has occurred or will occur as a result of the payment;

    then it may make the following payments:

    (iii) the payments referred to in Clause 1.5 of the Bill Facility agreement;

    (iv) subject to clause 12.2(b), payments to Guarantors in the ordinary course of business;

    (v) subject to clause 12.2 (b), payments to Sizzler International, Inc. or its associated companies (other than any Guarantors) or under the SERP Guarantee, such that the aggregate of all payments made by all members of the CFI Group and the SIM Group does not at any time exceed the following amounts during the following periods:

           PERIOD                                   USD AMOUNT PER WEEK

           from 26/9/97 to 30/4/98                  39,791.18

           from 1/5/98 to 30/4/99                   41,780.74

           from 1/5/99 to 30/4/00                   43,869.78

           from 1/5/00 to 30/4/01                   46,063.26

           from 1/5/01 to 30/4/02                   48,366.43

           from 1/5/02 to 30/9/02                   50,784.75

    (vi) a single loan of USD1,740,000 by CFI to Sizzler International, Inc. or its associated companies to be made before 30 April 1998.

    Except as detailed above it will not make any payments (whether dividend or relating to any Finance Debt or any other payments of a capital or income nature) to Sizzler International, Inc. or its associated companies or under the SERP Guarantee.

(b) (CAPITAL EXPENDITURE) It will ensure that in each of the following financial years capital expenditure of CFI Group and SIM Group (including the cost of assets subject to any Lease) does not exceed the following amounts at the following times without Westpac's prior written consent. Year ending 30
    April:

    (i)   1998, $11,200,000.00;

    (ii)  1999, $10,300,000.00;

    (iii) 2000, $7,800,000.00;

    (iv)  2001, $11,300,000.00; and

    (v)   2002, $11,900,000.00.

(c) (TOTAL GROUP DEBT CAP) It will ensure that the Total Group Debt does not at any time exceed:

    (i)   $65 million (until 30 April 1998, inclusive);

    (ii)  $55 million (until 30 April 1999, inclusive);

    (iii) $45 million (thereafter).

(d) (LIMITATION ON INDEBTEDNESS) It will ensure that, unless Westpac otherwise consents in writing, Total Group Debt owed actually or contingently to any persons other than Westpac does not at any time exceed $10 million minus the total aggregate principal amounts actually or contingently payable under all Finance Leases between members of the CFI Group or SIM Group and Westpac.

(e) (LIMITATION ON OPERATING LEASES) It will not enter into any operating lease without the prior written consent of Westpac if upon entry into such Operating Lease the aggregate amount payable under operating leases entered into by CFI Group and SIM Group will exceed $1,000,000.00.

(f) (MINIMUM TANGIBLE NET WORTH) Tangible Net Worth of CFI Group and SIM Group at all times to exceed the greater of:

    (i)   $67.9 million; and

    (ii) 85% of the Tangible Net Worth at the end of the previous financial year.

12.5  GENERAL UNDERTAKINGS

(a) (BANK ACCOUNTS) It will conduct its bank accounts with Westpac.

(b) (ACCOUNTING PRINCIPLES) It will ensure that each balance sheet, profit and loss account and cash flow statement provided to Westpac:

    (i)   complies with:

          (A) accounting principles and practices generally accepted in Australia or the United States of America as appropriate consistently applied except to the extent disclosed in them; and

          (B) all applicable laws,

    (ii) gives a true and fair view in respect of all accounts of the respective group's consolidated and unconsolidated state of affairs and the result of the respective group's consolidated operations, at the date, and for the period ending on the date, to which those statements are prepared.

(c) (AUTHORISATIONS) It will ensure that each Relevant Company will keep in force and comply with all Authorisations required in relation to the performance and enforceability of the Bank Documents. In addition, it will keep in force, renew and comply with all material Authorisations required in relation to its business as carried on now or in the future.

(d) (COMPLIANCE WITH LAW) It will ensure that each Relevant Company will comply with all laws binding on it where failure to comply is likely to have a Material Adverse Effect.

(e) (PAY TAXES) It will ensure that each Relevant Company will pay its taxes when due, except taxes which it is contesting in good faith where failure to pay those contested taxes will not have a Material Adverse Effect.

(f) (INSURANCE) It will ensure that each Relevant Company will keep in force insurance for its business and assets as would a prudent business of its size conducting its business and owning its assets.

(g) (MORTGAGE) It will comply with any Security Interest over any of its property.

(H) (MATERIAL AGREEMENTS) In respect of any material agreement, including without limitation any franchise agreement, to which it is party:

    (i)   it will comply with its obligations under the agreement;

    (ii)  it will not terminate the agreement;

    (iii) it will promptly notify Westpac of any material breach of the agreement by any party to it and any action taken by any party to it to terminate the agreement;

    (iv) it will not agree to any material variation to or grant a waiver in respect of a material obligation contained in the agreement,

    without Westpac's prior written consent.

(i) (INTELLECTUAL PROPERTY) In respect of any right title or interest it has in respect of or in connection with any trade marks, confidential information, copyright, patents, design rights, reports, drawings, specifications ("INTELLECTUAL PROPERTY RIGHTS") or any right to apply for registration of such Intellectual Property Rights:

    (i) it will maintain or apply, if applicable, for registration of such Intellectual Property Rights;

    (ii)  it will not dispose of such Intellectual Property Rights;

    (iii) it will comply with any material agreement relating to such Intellectual Property Rights and will not agree to any material variation to or grant any waiver in relation to a material obligation in any such agreement; and

    (iv) it will promptly notify Westpac of any material breach or termination or proposed termination of any agreement in relation to such Intellectual Property Rights.

12.6  UNDERTAKINGS BY GUARANTORS

Each Guarantor gives the undertakings contained in this Clause 12, other than the undertakings contained in Sub-clauses 121 (a)(i) - (v), 121(b) and 121(d) unless Westpac otherwise consents in writing.

12.7  REVIEW

The capital expenditure limits referred to in Clause 124() are to be reviewed annually (commencing in 1998) following delivery to Westpac of the budgets referred to in Clause 121. Amendments, to these limits, agreed between CFI and Westpac must be in writing and signed by CFI and Westpac.

13. EVENTS OF DEFAULT

Each of the following is an Event of Default (even if outside the control of any Relevant Company) except as stated below.

(a) (OBLIGATIONS UNDER TRANSACTION DOCUMENTS) Any Relevant Company fails to do any of the following (to the extent applicable to it):

    (i) pay principal under a Bank Document or any interest or other amount under a Bank Document on the due date;

    (ii) comply with any of its financial undertakings in clauses 122 (Negative Pledges) and 123 (Financial Ratio Covenants); or

    (iii) comply with any other obligation in the Bank Documents and, if that failure can be remedied within 30 days of written notice from Westpac, it does not remedy that failure within 30 days of written notice from Westpac of that failure.

(b) (MISREPRESENTATION) A representation or statement by or on behalf of a Relevant Company in a Bank Document, or in a document provided under it, is misleading in a material respect.

(c) (CROSS DEFAULT) Finance Debt of a Relevant Company totalling at least $50,000.00 or an equivalent sum in any currency:

    (i) is not paid when due (or within an applicable grace period) except where it is being contested in good faith; or

    (ii) becomes due and payable before its stated maturity, except as a result of an exercise of a prepayment right in the absence of default; or

    (iii) an obligation to provide finance to a Relevant Company totalling at least that amount is terminated except as a result of voluntary termination in the absence of default, or an event of default as defined in any other Bank Document occurs.

(d) (WINDING UP) An application or order is made, or a resolution is passed or proposed in a notice of meeting, for:

    (i) the winding up, dissolution, official management or administration of a Relevant Company or any analogous process; or

    (ii) an arrangement compromise or composition with its creditors or a class of them, or

    (iii) an application is made for any of the above except one which is frivolous and vexatious.

(e) (ENFORCEMENT AGAINST ASSETS) A receiver, receiver and manager, administrator or similar officer is appointed over a Relevant Company or a material asset or any material portion of its assets. A Security Interest is enforced, or distress or other execution levied, against a material asset or any material portion of the assets of a Relevant Company.

(f) (REDUCTION OF CAPITAL) A Guarantor or Customer reduces its capital, cancels its uncalled capital or buys back its shares to an extent which is likely to cause a breach of the financial undertakings in clause 12.

(g) (INSOLVENCY) A Relevant Company is insolvent or is deemed or presumed insolvent under any applicable law. A Relevant Company ceases or threatens to cease carrying on its business or paying its debts. A Relevant Company disposes or threatens to dispose of a substantial part of its assets.

(h) (BANK DOCUMENTS) All or a material part of a Bank Document is for any reason:

    (i)   terminated or of no force or limited force; or

    (ii) terminable at the option of the Relevant Company, except as expressly provided under that Bank Document.

    (iii) A Relevant Company alleges that it is so.

(i) (INVESTIGATION) An investigator or any other form of enquiry is instituted under the Corporations Law or similar legislation into the affairs of a Relevant Company which in the reasonable opinion of Westpac is likely to have a Material Adverse Effect.

(j) (REVOCATION OF AUTHORISATION) An Authorisation which is material to the business of a Guarantor or to the performance by the Relevant Companies of the Bank Documents or their validity or enforceability ceases to have effect and is not replaced by another Authorisation acceptable to Westpac.

(k) (MATERIAL ADVERSE CHANGE) There are any other circumstances including a material adverse change to the business assets or financial condition of CFI or the Relevant Companies taken as a whole which may in the opinion of Westpac have a Material Adverse Effect.

(l) (CONTROL) Any Relevant Company or its holding company becomes controlled by another person or there is a substantial change in the control of CFI or SIM.

(m) (FUNDING APPLIED FOR ANY OTHER PURPOSE) Funding by Westpac to any Relevant Company is applied for any purpose other than the purpose it was provided for.

(n) (PRIOR INTEREST NOT DISCLOSED) A Relevant Company did not disclose to Westpac in writing, before or at the time this Agreement was executed, the fact that a Security Interest, trust, option or other third party right or interest affects its property, assets and rights the subject of a Security.

(o) (CHANGE IN CONSTITUENT DOCUMENTS) Any Relevant Company alters its Memorandum or Articles of Association or other constituent documents in any material way without the consent of Westpac.

(p) (COMPULSORY ACQUISITION):

    (i) All or any material part of any Relevant Company's property the subject of a Security is compulsorily acquired by or by order of any Governmental Agency or under any law and the amount of compensation received or to be received by that Relevant Company in respect of that acquisition is, in the opinion of Westpac, substantially less than the value of the property acquired or that amount is not dealt with in accordance with this Agreement;

    (ii) Any Governmental Agency orders the sale, vesting or divesting of all or any material part of a Relevant Company's property the subject of a Security and the amount of any compensation received or to be received by that Relevant Company in respect of that sale, vesting or divesting is, in the opinion of Westpac, substantially less that the value of the property sold, vested or divested or that amount is not dealt with in accordance with this Agreement; or

    (iii) Any Governmental Agency takes any step for the purposes of any of the above,

    the result of which (whether individually or cumulatively) has a Material Adverse Effect).

Nothing in paragraph (d) or (f) is an Event of Default if done for the purpose of solvent reorganisation previously approved by Westpac.

14. WESTPAC'S REMEDIES AND POWERS

14.1  EVENT OF DEFAULT

In addition to any other rights provided by law or any Bank Document at any time after an Event of Default (whether or not it is continuing) Westpac may do either or both of the following:

(a) terminate any facility provided under any Bank Document; and

(b) by written notice require the Customer to repay all amounts lent or provided to it under any Bank Document (subject to the provisions of the Bank Document), and all other amounts actually or contingently outstanding by it under this Agreement or any Bank Document, and the respective Customer must pay them immediately.

(c) by written notice require the Guarantor to pay all the amounts Guaranteed by it under this Agreement or any Bank Document (whether or not contingently due), and the respective Guarantor must pay them immediately.

If an amount is paid to Westpac to cover an amount contingently owing, Westpac will hold that amount in an interest bearing account until the amount becomes actually owing or ceases to be contingently owing. Westpac will then apply the amount in the account (including interest) in payment of the amount actually owing and return the balance to the relevant Guarantor.

14.2  NO WAIVER

No failure to exercise a right or power, and no delay in exercising a right or power, operates as a waiver. Waivers must be in writing.

                              GENERAL PROVISIONS
                              ------------------

15. PAYMENTS

15.1  PAYMENTS

The Guarantor will make all payments under this Agreement when Westpac demands them and without deducting any amounts the Guarantor may claim from Westpac. Payments must be in cleared funds and free of any set-off or deduction, except for taxes where required by law. The Guarantor must pay:

(a) in the currency in which the amounts demanded are denominated, and

(b) at Westpac's address set out on the front cover or any other address which Westpac gives from time to time.

If any amount is received by Westpac in a currency other than that in which it was demanded, the Guarantor will compensate Westpac for any exchange loss.

If the Guarantor is required to deduct any tax from any payment (except a tax on Westpac's overall net income), then:

(a) it must pay that amount to the appropriate authority and promptly give Westpac evidence of payment, and

(b) the amount payable is increased so that (after deducting that tax, and paying any taxes on the increased amount) Westpac receives the same amount it would have received had no deduction been made.

15.2  TIME OF PAYMENT

Unless otherwise stated, amounts payable under any of the Clauses 16 (Yield Protection) and 17 (Additional Payments), are payable within two Business Days of demand.

15.3  INTEREST

The Guarantor will pay interest on any amount which has been demanded by Westpac but remains unpaid at the rate at which overdue amounts bear interest under the Bank Documents. If several rates are provided for in the Bank Documents, interest under these conditions will be payable at the highest of those rates.

Interest will accrue each day on each amount due under a Bank Document but unpaid. Unless otherwise specified in the Bank Document, the rate will be Westpac's Reference Lending Rate' then applicable plus:

(a) in the case of a facility governed by a Bank Document, any margin applied by Westpac under the relevant Bank Document plus 2% per annum; and

(b) otherwise, 4% per annum.

That interest accrues before and after any judgment. Unless it does so more often, Westpac will be taken to have debited monthly the Guarantor's account with accrued interest under this paragraph. That interest will then itself bear interest.

Despite any other provision in any other Bank Document, but only for the purpose of calculating interest, if Westpac is paid moneys by one or more of the Guarantors under a Bank Document and Westpac, although being entitled to apply those moneys to reduce the Secured Moneys, decides instead to deposit the moneys into one or more suspense accounts, interest on the Secured Moneys will be calculated on the difference between the Secured Moneys and the aggregate of all amounts held in such suspense account(s).

16. YIELD PROTECTION

Whenever Westpac determines that a Change in Law (as defined below) has the effect of:

(a) increasing its costs of funding or maintaining a facility under a Bank Document, or reducing its return or amounts received in respect of the facility; or

(b) reducing its return on capital allocated to a facility under a Bank Document (including because more capital needs to be allocated to the facility or cannot be used elsewhere),

then it will promptly notify the relevant Guarantor, who must pay Westpac the amount Westpac certifies is necessary to compensate it. That certificate will give an outline of the calculation, and will be conclusive and bind the Guarantor in the absence of manifest error.

If the Guarantor so requests, Westpac will negotiate in good faith with a view to finding a means of minimising the effect, but it is not a defence that the effect could have been avoided or minimised.

A CHANGE IN LAW is the introduction of, or a change in, any law, official directive, ruling or request or a change in its interpretation. If it does not have the force of law, it must be one with which responsible Australian banks would comply. Without limitation, it includes any occurrence which is a "Change in Law" as described above and which relates to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).

17. ADDITIONAL PAYMENTS

17.1  INDEMNITY AND COSTS

Each Guarantor will indemnify Westpac against any liability, loss, cost or expense (including legal costs on a full indemnity basis and the cost to Westpac of in house counsel at reasonable rates) it incurs in or as a result of an Event of Default or Potential Event of Default or a breach of its obligations, or actual or contemplated enforcement of this Agreement or any Bank Document to which it is a party or any Security.

17.2  CURRENCY INDEMNITY

Each Guarantor will indemnify Westpac if any amount payable under or in connection with a Bank Document is received in a currency which is different from that in which it is required to be paid under this Agreement. This indemnity applies whatever the reason for receipt of the amount in a different currency.

17.3  EXPENSES

The Guarantor will pay:

(a) all stamp, transaction and other similar duties and charges, plus

(b) all external legal costs which Westpac incurs (on a full indemnity basis), in relation to this Agreement or any Bank Document to which it is a party and any Security and any transaction under them. This includes financial institutions duty and debits tax.

The Guarantor will on a full indemnity basis pay all amounts which Westpac incurs in relation to the enforcement of this Agreement or any Security.

Each Guarantor will also pay any fines and penalties unless they result from a failure by Westpac to lodge a document for stamping in sufficient time, having received from the Guarantor the amount of stamp duty in good time.

18. GENERAL

18.1  TERM

This Agreement will continue so long as there is any liability, obligation, document or agreement between Westpac and any Guarantor or Westpac releases it.

18.2  STATEMENTS

The Guarantor agrees that a written statement by Westpac, setting out the amount which the Guarantor owes under this Agreement, is sufficient proof that the Guarantor owes the amount stated, unless it is proved wrong.

18.3  NOTICES

Any notice, demand, statement, certificate or other communication by Westpac under any Bank Document may be given by any person whose title includes the word "manager", "counsel", "head" or "president", or any attorney authorised to do so.

Notices may be sent by facsimile, post or any other means to the recipient's address or number set out on the signature page of this Agreement or in any other address or number notified to the sender by the recipient.

Notices will be taken to have been given if delivered or left at that address on the date on which it is delivered or left.

18.4  AGENT FOR SERVICE OF PROCESS

Each Guarantor having its registered office outside Queensland:

(a) irrevocably appoints Collins Finance and Management Pty Ltd A.C.N. 009 996 721 ("COLLINS FINANCE") as its agent for service of process relating to any proceedings before the courts and appellate courts of the State of Queensland in connection with each Bank Document; and

(b) agrees that failure by Collins Finance to notify it of the process will not invalidate the proceedings concerned.

19. APPROPRIATION AND SET-OFF

19.1  APPROPRIATION

Any money paid to Westpac to reduce the Customer's debts to Westpac may be used to pay off any part of the Customer's debts which Westpac chooses.

19.2  SET-OFF

If the Guarantor has any money in any account with Westpac, Westpac may use it to pay money the Guarantor owes to Westpac under this Agreement, but it need not do so. It can convert currencies using its normal procedures.

To the maximum extent allowed by law, the Guarantor gives up any right to set off any amounts Westpac owes it against amounts owed by the Guarantor under this Agreement.

20. ASSIGNMENT AND TRANSFER

Westpac can transfer its rights under this Agreement to someone else. If Westpac does, this Agreement will apply to the transferee as if it were Westpac. To the maximum extent allowed by law, any transfer will be free of any set off, equity or cross-claim which but for this paragraph the Guarantor would have had against Westpac or the transferee of this Agreement. Westpac may disclose information concerning the Guarantee or the Guarantor to a potential transferee or sub-participant of this Agreement, the Guaranteed Obligations or the Guaranteed Money.

No Guarantor may assign its rights under any Bank Document.

21. RELIANCE

The Guarantor acknowledges that it did not sign this Agreement relying on any promises or statements made by Westpac. It does not matter whether they were made in response to any question or not.

The only terms which apply to this Agreement are contained in it.

Westpac is not required to do anything in relation to, or tell the Guarantor anything concerning, the Customer's financial and business condition and affairs or its transactions with Westpac.

22. MULTIPLE PARTIES

22.1  MULTIPLE GUARANTORS

The terms of this Agreement apply to each Guarantor individually and to all Guarantors as a group. Each Guarantor is individually liable for the full amount of the Guaranteed Moneys, even if one or more of the others:

(a) has not signed or is not bound by it, or

(b) in the future stops being liable (for example, because Westpac releases that Guarantor).

Westpac can demand payment from one or more of the Guarantors without demanding it from the others.

References to "the Guarantor", "a Guarantor" or "Guarantors" shall be construed accordingly.

22.2  MULTIPLE CUSTOMERS

The terms of the guarantee and this Agreement apply to each Customer individually and to all of them as a group. Without limiting the above, this Agreement applies to money owed by any one or more of them.

References to "the Customer", "a Customer" or "Customers" shall be construed accordingly

23. NEW GUARANTORS

A party can join this Agreement as a guarantor. To do so the party must sign an accession agreement in the form attached. Upon signing the agreement the party will automatically become a guarantor under this Agreement and it, as well as the other parties to this Agreement, will have the same obligations and rights as if the party were named in it as a Guarantor and Customer, and as if the party had signed this Agreement.

24. LAW AND JURISDICTION

This Agreement is governed by Queensland law. The Guarantor accepts the non-exclusive jurisdiction of the courts having jurisdiction there.

Any law that allows the Guarantor or the Customer to avoid or defer payment, or that gives the Guarantor or Customer rights not contained in this Agreement, does not apply, unless the law is one which applies despite an agreement to the contrary. If any part of this Agreement is prohibited or unenforceable, it will not affect the remaining part.

25. COUNTERPARTS

This Agreement may be executed in any number of counterparts. All of such counterparts, taken together, shall be deemed to constitute the one instrument.

26. ATTORNEYS

Each attorney executing this agreement states that he has no notice of revocation of his power of attorney.

27. INCONSISTENCY

To the extent that there is any express inconsistency between the terms of this Agreement and any other Bank Document the terms of this Agreement shall prevail.

                            SCHEDULE A -- GUARANTORS
                            ------------------------

NAME OF COMPANY                              ACN/ARBN/                  POSTAL ADDRESS
                                             PLACE OF
                                           INCORPORATION
Buffalo Ranch Australia Pty Ltd             009 937 900                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Collins Finance and Management Pty Ltd      009 996 721                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Collins Foods Australia Pty Ltd             009 914 103                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Collins Foods International Pty Ltd         009 980 250                 16 Edmondstone Street,
                                            Nevada                      Newmarket, Qld 4051

Collins International Inc                   Delaware                    16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Collins Property Development Pty Ltd        010 539 616                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Furnace Concepts Australia Corp.            070 065 468                 16 Edmondstone Street,
                                            Nevada                      Newmarket, Qld 4051

Furnace Concepts International Inc          Nevada                      16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Gulliver's Australia Pty Ltd                009 988 381                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Restaurant Concepts of Australia Pty Ltd    Nevada                      16 Edmondstone Street,
(Deregistered in Australia 24-04-96, code                               Newmarket, Qld 4051
s350, Formerly A.R.B.N. 010 761 770)

Restaurant Concepts International Inc       Nevada                      16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler Australia Pty Ltd                   010 060 876                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler Franchise Development Limited       Bermuda                     16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler International Marks Inc.            Delaware                    16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler New Zealand Limited                 Nevada                      16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler Restaurant Services Inc             Nevada                      16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

Sizzler South Pacific Pty Ltd               010 713 852                 16 Edmondstone Street,
                                            Nevada                      Newmarket, Qld 4051

Sizzler South-East Asia Inc                 Nevada                      16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

The Italian Oven Australia Pty Ltd          010 102 388                 16 Edmondstone Street,
                                                                        Newmarket, Qld 4051

                   SCHEDULE B -- FORM OF ACCESSION AGREEMENT
                   -----------------------------------------

THIS ACCESSION AGREEMENT is made the .................. day of .......... 19...

BY  [*] A.C.N. [*] of [*] (the "NEW GUARANTOR")

AND EACH OF THE COMPANIES LISTED IN THE SCHEDULE (each an "EXISTING GUARANTOR")

TO  WESTPAC BANKING CORPORATION A.R.B.N. 007 457 141 ("WESTPAC").

THIS ACCESSION AGREEMENT IS ENTERED INTO IN EXCHANGE FOR Westpac giving credit, or continuing to provide it, or not taking immediate action to enforce the obligations of any Customer referred to in the Cross Guarantee and Indemnity and Negative Pledge with Financial Ratio Covenants dated [*] between Westpac and the Existing Guarantors (as amended from time to time, the "GUARANTEE") and for other good and valuable consideration.

Expressions defined in the Guarantee have the same meaning in this Accession Agreement.

THE NEW GUARANTOR AND THE EXISTING GUARANTORS agree with and acknowledge to
Westpac:

(a) That the New Guarantor shall as and from the date of this Accession Agreement be subject in all respects to all those obligations to Westpac, and the Existing Guarantors shall have the same liability with respect to the indebtedness of the New Guarantor as if the New Guarantor was a Guarantor and Customer respectively named as a party to the Guarantee and all the terms of the Guarantee shall apply to and bind the Guarantors (including the New Guarantor) accordingly.

(b) That at the time of executing this Accession Agreement the New Guarantor is aware that the Existing Guarantors have already incurred liabilities to Westpac and that the existence of such liabilities is not to diminish or release in any way the liabilities of the New Guarantor arising under clause
    (a) of this Accession Agreement or Westpac's rights powers and remedies arising because of this Accession Agreement.

(c) [That at the time of executing this Accession Agreement the Existing Guarantors are aware that the New Guarantor has already incurred liabilities to Westpac and that the existence of such liabilities is not to diminish or release in any way the liabilities of the Existing Guarantors arising under the Guarantee.] [insert if the New Guarantor has existing liabilities to Westpac]

This Agreement may be executed in any number of counterparts. All of such counterparts, taken together, shall be deemed to constitute the one instrument.

Clause 184 of the Guarantee applies to this Agreement as if stated in it (with "Guarantor" being read to include the New Guarantor).

                                    SCHEDULE
                                    --------

NAME OF COMPANY                              ACN/ARBN/         POSTAL ADDRESS
                                             PLACE OF
                                           INCORPORATION
Buffalo Ranch Australia Pty Ltd             009 937 900        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Collins Finance and Management Pty Ltd      009 996 721        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Collins Foods Australia Pty Ltd             009 914 103        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

NAME OF COMPANY                              ACN/ARBN/         POSTAL ADDRESS
                                             PLACE OF
                                           INCORPORATION
Collins Foods International Pty Ltd         009 980 250        16 Edmondstone Street,
                                            Nevada             Newmarket, Qld 4051

Collins International Inc                   Delaware           16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Collins Property Development Pty Ltd        010 539 616        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Furnace Concepts Australia Corp.            070 065 468        16 Edmondstone Street,
                                            Nevada             Newmarket, Qld 4051

Furnace Concepts International Inc          Nevada             16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Gulliver's Australia Pty Ltd                009 988 381        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Restaurant Concepts of Australia Pty Ltd    Nevada             16 Edmondstone Street,
(Deregistered in Australia 24-04-96, code                      Newmarket, Qld 4051
s350, Formerly A.R.B.N. 010 761 770)

Restaurant Concepts International Inc       Nevada             16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler Australia Pty Ltd                   010 060 876        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler Franchise Development Limited       Bermuda            16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler International Marks Inc.            Delaware           16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler New Zealand Limited                 Nevada             16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler Restaurant Services Inc             Nevada             16 Edmondstone Street,
                                                               Newmarket, Qld 4051

Sizzler South Pacific Pty Ltd               010 713 852        16 Edmondstone Street,
                                            Nevada             Newmarket, Qld 4051

Sizzler South-East Asia Inc                 Nevada             16 Edmondstone Street,
                                                               Newmarket, Qld 4051

The Italian Oven Australia Pty Ltd          010 102 388        16 Edmondstone Street,
                                                               Newmarket, Qld 4051

EXECUTED AS AN AGREEMENT in



THE COMMON SEAL of                          )
                                            )  ...............................
was duly affixed by authority of the Board  )  Director
of Directors in the presence of             )
                                            )
(insert name).............................. )  ...............................
and                                         )  Director/Secretary
                                            )
(insert name).............................. )

[ONE EXECUTION TO BE INCLUDED FOR EACH NEW GUARANTOR AND EACH EXISTING
GUARANTOR]

                                   EXECUTION
                                   ---------

EXECUTED AS AN AGREEMENT in


ON


THE COMMON SEAL of                            )
                                              )
BUFFALO RANCH AUSTRALIA PTY LTD               )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )  ..............................
(insert name)..............................   )  Authorised officer
and                                           )
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
COLLINS FINANCE AND MANAGEMENT PTY LTD        )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
COLLINS FOODS AUSTRALIA PTY LTD               )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                          Page i

THE COMMON SEAL of                            )
                                              )
COLLINS FOODS INTERNATIONAL PTY LTD           )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
COLLINS INTERNATIONAL INC.                    )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
COLLINS PROPERTY DEVELOPMENT PTY LTD          )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                         Page ii

THE COMMON SEAL of                            )
                                              )
FURNACE CONCEPTS AUSTRALIA CORP.              )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
FURNACE CONCEPTS INTERNATIONAL INC.           )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )


THE COMMON SEAL of                            )
                                              )
GULLIVER'S AUSTRALIA PTY LTD                  )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                        Page iii

THE COMMON SEAL of                            )
                                              )
RESTAURANT CONCEPTS OF AUSTRALIA PTY LTD      )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
RESTAURANT CONCEPTS INTERNATIONAL INC.        )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
SIZZLER AUSTRALIA PTY LTD                     )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                         Page iv

THE COMMON SEAL of                            )
                                              )
SIZZLER FRANCHISE DEVELOPMENT LIMITED         )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )  ..............................
(insert name)..............................   )  Authorised officer
and                                           )
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
SIZZLER INTERNATIONAL MARKS INC.              )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
SIZZLER NEW ZEALAND LIMITED                   )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                          Page v

THE COMMON SEAL of                            )
                                              )
SIZZLER RESTAURANT SERVICES INC.              )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
SIZZLER SOUTH PACIFIC PTY LTD                 )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )



THE COMMON SEAL of                            )
                                              )
SIZZLER SOUTH-EAST ASIA INC.                  )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                         Page vi

THE COMMON SEAL of                            )
                                              )
THE ITALIAN OVEN AUSTRALIA PTY LTD            )  ..............................
was duly affixed by authority of the Board    )  Authorised officer
of Directors in the presence of               )
                                              )
(insert name)..............................   )  ..............................
and                                           )  Authorised officer
                                              )
(insert name)..............................   )

                                                                        Page vii

                               TABLE OF CONTENTS
                               -----------------

UNLIMITED CROSS GUARANTEE AND INDEMNITY AND NEGATIVE
      PLEDGE WITH FINANCIAL RATIO COVENANTS..................................................    1

DEFINITIONS AND INTERPRETATION...............................................................    2

1. Definitions...............................................................................    2

CONDITIONS OF GUARANTEE AND INDEMNITY........................................................    6

2. Guarantee.................................................................................    6

3. Extent of Guarantee.......................................................................    6

4. Continuing Guarantee......................................................................    6

5. Insolvency................................................................................    6

6. Variation of Arrangements with Customer...................................................    7

7. Unconditional Obligation..................................................................    7

8. Refund of Payments........................................................................    7

9. Indemnity.................................................................................    8

10. Other Security...........................................................................    8

NEGATIVE PLEDGE AND FINANCIAL RATIO COVENANTS................................................    9

11. Representations and Warranties...........................................................    9

12. Undertakings.............................................................................   10
      12.1 Information.......................................................................   10
      12.2 Negative Pledges..................................................................   11
      12.3 Financial Ratio Covenants.........................................................   12
      12.4 Financial Covenants...............................................................   13
      12.5 General Undertakings..............................................................   14
      12.6 Undertakings by Guarantors........................................................   15
      12.7 Review............................................................................   15

13. Events of Default........................................................................   15

14. Westpac's Remedies and Powers............................................................   18
      14.1 Event of Default..................................................................   18
      14.2 No waiver.........................................................................   18

GENERAL PROVISIONS...........................................................................   19

15. Payments.................................................................................   19
      15.1 Payments..........................................................................   19
      15.2 Time of payment...................................................................   19
      15.3 Interest..........................................................................   19

16. Yield Protection.........................................................................   20

17. Additional Payments......................................................................   20
      17.1 Indemnity and costs...............................................................   20
      17.2 Currency Indemnity................................................................   20
      17.3 Expenses..........................................................................   20

18. General..................................................................................   21

                                                                       Page viii

      18.1 Term..............................................................................   21
      18.2 Statements........................................................................   21
      18.3 Notices...........................................................................   21
      18.4 Agent for Service of Process......................................................   21

19. Appropriation and Set-Off................................................................   21
      19.1 Appropriation.....................................................................   21
      19.2 Set-Off...........................................................................   22

20. Assignment and Transfer..................................................................   22

21. Reliance.................................................................................   22

22. Multiple Parties.........................................................................   22
      22.1 Multiple Guarantors...............................................................   22
      22.2 Multiple Customers................................................................   23

23. New Guarantors...........................................................................   23

24. Law and Jurisdiction.....................................................................   23

25. Counterparts.............................................................................   23

26. Attorneys................................................................................   23

27. Inconsistency............................................................................   23

28...........................................................................................   23

SCHEDULE A -- GUARANTORS.....................................................................   24

SCHEDULE B -- FORM OF ACCESSION AGREEMENT....................................................   26

EXECUTION....................................................................................    i

TABLE OF CONTENTS............................................................................ viii

                                                                       Page ix